UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

TENET HEALTHCARE CORPORATION

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INFORMATION CONCERNING PARTICIPANTS

(FURNISHED PURSUANT TO RULE 14a-12 OF THE SECURITIES EXCHANGE ACT OF 1934)

Participant Information:

Tenet Healthcare Corporation (“Tenet”), its directors and certain of its officers and employees are deemed to be participants in the solicitation of proxies in connection with Tenet’s 2011 annual meeting of shareholders. These persons may have interests in the solicitation by reason of their beneficial ownership of shares of common stock of Tenet and by virtue of agreements and arrangements with Tenet. Such agreements and arrangements are described in Tenet’s periodic filings with the Securities and Exchange Commission (“SEC”), including Tenet’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on February 23, 2010, and Tenet’s Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on March 25, 2010. The names of the directors of Tenet and each of the officers and employees of Tenet who are deemed to be participants in the solicitation are listed below, together with the number (in parentheses) of shares of Tenet common stock beneficially owned by each of these persons as of December 31, 2010, the number of options to purchase shares of Tenet common stock exercisable on or before March 1, 2011 and the number of stock units convertible into shares of Tenet common stock on or before March 1, 2011.

Directors:

John Ellis Bush (88,328 shares, 0 exercisable options and 0 convertible stock units);

Trevor Fetter (1,366,828 shares, 8,116,448 exercisable options and 241,816 convertible stock units);

Brenda J. Gaines (53,116 shares, 0 exercisable options and 0 convertible stock units);

Karen M. Garrison (20,651 shares, 0 exercisable options and 0 convertible stock units);

Edward A. Kangas, Chairman (68,651 shares, 54,867 exercisable options and 0 convertible stock units);

J. Robert Kerrey (13,435 shares, 36,867 exercisable options and 0 convertible stock units);

Floyd D. Loop, M.D. (18,801 shares, 54,867 exercisable options and 0 convertible stock units);

Richard R. Pettingill (69,520 shares, 49,904 exercisable options and 0 convertible stock units);

Ronald A. Rittenmeyer (50,000 shares, 0 exercisable options and 0 convertible stock units);

James A. Unruh (41,696 shares, 41,139 exercisable options and 0 convertible stock units).

Officers/Employees:

Trevor Fetter, President and Chief Executive Officer (see above);

Stephen L. Newman, M.D., Chief Operating Officer (319,239 shares, 1,808,880 exercisable options and 93,006 convertible stock units);

Biggs C. Porter, Chief Financial Officer (343,346 shares, 1,195,633 exercisable options and 65,104 convertible stock units);

Cathy Fraser, Senior Vice President, Human Resources (58,804 shares, 410,775 exercisable options and 18,602 convertible stock units);

Thomas Rice, Senior Vice President, Investor Relations (64,362 shares, 146,666 exercisable options and 10,000 convertible stock units);

Steven Diaz, Senior Director, Investor Relations (0 shares, 73,833 exercisable options and 18,602 convertible stock units);

Jeff Eller, Vice President, Corporate Communications (0 shares, 0 exercisable options and 0 convertible stock units);

Rick Black, Director of Communications (0 shares, 0 exercisable options and 0 convertible stock units).

ADDITIONAL INFORMATION

Tenet will file with the SEC a proxy statement in connection with its 2011 annual meeting of shareholders. Any definitive proxy statement will be mailed to stockholders of Tenet. INVESTORS AND SECURITYHOLDERS OF TENET ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Tenet through the website maintained by the SEC at http://www.sec.gov.